UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011

Quality Distribution, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-24180	59-3239073
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4041 Park Oaks Blvd., Suite 200

Tampa, Florida 33610

(Address of principal executive offices) (Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 3, 2011, Quality Distribution, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, the selling stockholders signatory thereto and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule A-1 thereto (collectively, the “Underwriters”), for the sale of 4,000,000 shares of common stock, no par value per share, of the Company (the “Common Stock”), of which the Company is offering for sale 2,000,000 shares and certain affiliates of Apollo Management, L.P. (“Apollo”) are offering for resale 2,000,000 shares, at a price to the public of $9.50 per share, pursuant to an effective shelf registration statement on Form S-3 (File No. 333-171575) (the “Registration Statement”). In addition, the Underwriters have an option to purchase up to an additional 600,000 shares of the Common Stock from certain stockholders of the Company on the same terms for 30 days from the date of the prospectus supplement to the Registration Statement to cover over-allotments, if any. The offering is expected to close on or about February 9, 2011, subject to customary closing conditions. Pursuant to the terms of the Underwriting Agreement, the Company and the selling stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have in the past and may in the future perform various financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of business, for which they received and will receive customary fees and expenses. In particular, certain affiliates of Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc. are lenders and, in certain instances, agents under the Company’s ABL Facility.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached hereto as Exhibit 10.1.

Item 8.01	Other Events

On February 3, 2011, the Company announced that the underwritten public offering of 4,000,000 shares of its common stock, of which the Company is offering for sale 2,000,000 shares and Apollo is offering for resale 2,000,000 shares, was priced at $9.50 per share. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Underwriting Agreement, dated as of February 3, 2011, by and among Quality Distribution, Inc., the selling stockholders signatory thereto and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule A-1 thereto.

99.1	Text of press release, dated February 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 4th day of February, 2011.

QUALITY DISTRIBUTION, INC.

By:	/s/ Gary R. Enzor
Gary R. Enzor
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Underwriting Agreement, dated as of February 3, 2011, by and among Quality Distribution, Inc., the selling stockholders signatory thereto and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule A-1 thereto.

99.1	Text of Press Release, dated February 3, 2011